Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Record Full Year 2023 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the year		Adjusted (1)
	4Q23	3Q23	4Q22	2023	2022	4Q22 - QTD	4Q22 -YTD
Net income ($000's)	$33,121	$36,087	$16,721	$142,048	$71,274	$34,546	$99,577
Earnings per share - diluted	$0.87	$0.94	$0.44	$3.72	$2.18	$0.91	$3.05
Return on average tangible assets(2)	1.44%	1.58%	0.77%	1.57%	0.95%	1.55%	1.32%
Return on average tangible common equity(2)	16.56%	18.38%	9.17%	18.23%	9.91%	18.37%	13.75%

(1)	See non-GAAP reconciliations starting on page 13.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “I am pleased to announce that our solid fourth quarter results contributed to record full year earnings of $142.0 million or $3.72 per share with a return on average tangible common equity of 18.23%. After adjusting for acquisition expenses, we grew pre-provision net revenues by 32.4% year over year. Our teams delivered 6.6% organic loan growth while adhering to our disciplined concentration limits and underwriting standards. Our credit quality remains strong with just two basis points of net charge-offs for the year.”

Mr. Laney added, “We continue to adhere to sound banking principles, which consistently produce solid results. We delivered strong deposit and capital growth during 2023, growing average total deposits by 18.7% and tangible book value by 10.4%. We enter 2024 from a position of strength, with a strong balance sheet, solid capital position and diversified funding sources. We will prudently navigate any economic environment, and we are well positioned to continue to serve our clients and communities in 2024.”

Fourth Quarter 2023 Results

(All comparisons refer to the third quarter of 2023, except as noted)

Net income totaled $33.1 million or $0.87 per diluted share, compared to $36.1 million or $0.94 per diluted share. Fully taxable equivalent pre-provision net revenue totaled $45.1 million, compared to $48.1 million. The return on average tangible assets totaled 1.44%, compared to 1.58%, and the return on average tangible common equity totaled 16.56%, compared to 18.38%.

Net Interest Income

Fully taxable equivalent net interest income increased $1.8 million to $91.2 million. The increase in loan interest income, which included accelerated loan fee income of $2.9 million, outpaced an increase in the cost of funds during the quarter. The fully taxable equivalent net interest margin widened three basis points to 3.95%, and average earning assets increased $108.1 million driven by $182.5 million of average originated loan growth. The cost of funds totaled 2.10%, compared to 1.80% during the third quarter.

Loans

Total loans increased $220.3 million or 11.7% annualized to $7.7 billion at December 31, 2023. We generated quarterly loan fundings totaling $460.4 million, led by commercial loan fundings of $301.9 million. The average interest rate on the fourth quarter’s loan originations totaled 8.6%, consistent with the third quarter.

Asset Quality and Provision for Credit Losses

The Company recorded $4.6 million of provision expense for credit losses, compared to $1.1 million in the prior quarter. The current quarter’s provision expense was primarily driven by loan growth and a specific reserve on one non-performing loan. Annualized net charge-offs totaled 0.02% of average total loans, compared to 0.01% in the prior quarter. Non-performing loans improved seven basis points to 0.37% of total loans, and non-performing assets improved seven basis points to 0.42% of total loans and OREO. The allowance for credit losses as a percentage of loans increased two basis points to 1.27% at December 31, 2023.

Deposits

We maintain a granular and well diversified deposit base with no exposure to venture capital or crypto deposits. Average total deposits increased $47.0 million, or 2.3% annualized, to $8.1 billion during the fourth quarter 2023. The loan to deposit ratio totaled 94.0% at December 31, 2023. Average transaction deposits (defined as total deposits less time deposits) increased $53.2 million to $7.1 billion. The mix of transaction deposits to total deposits was 88.0% and 87.8% at December 31, 2023 and September 30, 2023, respectively.

Non-Interest Income

Non-interest income decreased $3.3 million to $16.1 million during the fourth quarter, largely driven by $2.7 million lower mortgage banking income. Included in the third quarter’s mortgage banking income was a $1.1 million gain from the sale of mortgage servicing rights. Service charges and bank card fees remained consistent with the prior quarter.

Non-Interest Expense

Non-interest expense increased $1.5 million to $62.1 million during the fourth quarter. Occupancy and equipment increased $1.0 million partially driven by a $0.3 million impairment on equipment. Other non-interest expense increased $1.4 million due to various items including $0.7 million of one-time asset write-downs. The efficiency ratio totaled 58.8% for the fourth quarter, compared to 56.6% for the third quarter. The fully taxable equivalent efficiency ratio totaled 56.0% for the fourth quarter compared to 53.9%, excluding other intangible assets amortization.

Income tax expense totaled $5.8 million, compared to $9.3 million in the prior quarter. The decrease in income tax expense during the quarter was largely due to $2.0 million of research and development tax credits recognized in the fourth quarter. The effective tax rate was 14.9%, compared to 20.5% for the third quarter.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio totaled 9.74% at December 31, 2023, and the common equity tier 1 capital ratio totaled 11.89% at December 31, 2023. Shareholders’ equity totaled $1.2 billion at December 31, 2023, increasing $49.2 million, largely due to $22.9 million of higher retained earnings and a $24.5 million decrease in accumulated other comprehensive loss.

Common book value per share increased $1.27 to $32.10 at December 31, 2023. Tangible common book value per share increased $1.34 to $22.77 driven by the quarter’s earnings and a $0.65 improvement in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the full year 2022, except as noted)

Net income increased $70.8 million or 99.3% to a record $142.0 million, or $3.72 per diluted share, compared to net income of $71.3 million, or $2.18 per diluted share in the prior year. The increase over prior year was driven by higher net interest income from our organic balance sheet growth, revenues from strategic acquisition growth, and a benefit to our net interest income from increases in the

Federal Reserve Bank’s interest rates. Fully taxable equivalent pre-provision net revenue increased $61.6 million, or 47.9%, to $190.0 million. The return on average tangible assets increased 62 basis points to 1.57%, and the return on average tangible common equity increased 832 basis points to 18.23%.

Prior year included $36.8 million of non-recurring acquisition-related expenses from our 2022 acquisitions. Adjusting for these expenses in the prior year, 2023 net income increased $42.5 million or 42.7%, and fully taxable equivalent pre-provision net revenue increased $46.5 million, or 32.4%. The adjusted return on average tangible assets increased 25 basis points to 1.57%, and the adjusted return on average tangible common equity increased 448 basis points to 18.23% for 2023.

Fully taxable equivalent net interest income totaled $368.1 million, an increase of $95.7 million or 35.1%. Average earning assets increased $1.7 billion, or 23.5%, including average originated loan growth of $971.6 million and average acquired loan growth of $1.1 billion. The fully taxable equivalent net interest margin widened 35 basis points to 4.08%, benefitting from a 159 basis point increase in earning asset yields to 5.56%. Average interest bearing liabilities increased $1.6 billion to $5.8 billion at December 31, 2023, and the cost of funds totaled 1.58%, compared to 0.26% in the prior year.

Loans outstanding totaled $7.7 billion increasing $478.3 million, or 6.6%, from organic loan growth. New loan fundings in 2023 totaled $1.5 billion, led by commercial loan fundings of $0.9 billion.

The Company recorded $8.3 million of provision expense for credit losses during 2023, compared to provision expense of $36.7 million in the prior year. The current year’s provision expense was driven by loan growth and higher reserve requirements. Provision expense for 2022 included $21.7 million of Day 1 reserve requirements for our 2022 acquisitions. Annualized net charge-offs decreased one basis point to 0.02% of average total loans during 2023. Non-performing loans to total loans was 0.37%, compared to 0.23% in the prior year, and non-performing assets to total loans and OREO was 0.42% at December 31, 2023, compared to 0.28%. The allowance for credit losses increased three basis points to 1.27% at December 31, 2023.

Average total deposits increased $1.3 billion or 18.7% to $8.0 billion, primarily due to higher deposit balances driven by the strategic growth from our recent acquisitions. Average transaction deposits increased $1.1 billion or 18.8%, and average non-interest bearing demand deposits increased $8.0 million. The mix of transaction deposits to total deposits was 88.0%, compared to 88.9% at December 31, 2022, and the mix of non-interest bearing demand deposits to total deposits was 28.8%, compared to 39.8% at December 31, 2022.

Non-interest income totaled $63.9 million, a decrease of $3.4 million, largely driven by $10.1 million of lower mortgage banking income due to lower purchase and refinance activity, as well as competition driving tighter gain on sale margins. Service charges and bank card fees increased a combined $3.2 million compared to prior year. Included in non-interest income was $1.5 million higher trust income, $1.3 million higher gains on SBA loan sales, $0.9 million higher fair value adjustments on company-owned life insurance, as well as the addition of Cambr income in 2023. Included in 2023 were $4.0 million in net impairments related to venture capital investments classified as non-marketable securities.

Non-interest expense totaled $242.0 million, an increase of $30.7 million, or 14.6%, primarily due to an increase in core operating expenses driven by our 2022 acquisitions. Included in other non-interest expense is $4.9 million higher FDIC deposit insurance expense as a result of our 2022 acquisitions and an increase in the FDIC assessment rate effective January 2023. Included in 2022 were non-recurring acquisition-related expenses of $15.1 million related to our 2022 acquisitions.

Income tax expense totaled $33.6 million, an increase of $18.6 million from last year, driven by higher pre-tax income. The effective tax rate was 19.1% for 2023, compared to 17.3% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, January 24, 2024. Interested parties may listen to this call by dialing (888) 394-8218 using the participant passcode of 6606926 and asking for the NBHC Q4 2023 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for other intangible assets amortization and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties in integrating the NBHC, Community Bancorporation, Bancshares of Jackson Hole Incorporated, or Cambr Solutions, LLC businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy (including our digital strategy); business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Total interest and dividend income	$134,703	$126,110	$103,958	$495,415	$284,688
Total interest expense	45,202	38,333	8,892	133,464	17,853
Net interest income	89,501	87,777	95,066	361,951	266,835
Taxable equivalent adjustment	1,667	1,575	1,454	6,099	5,512
Net interest income FTE(1)	91,168	89,352	96,520	368,050	272,347
Provision expense for credit losses	4,570	1,125	21,869	8,295	36,729
Net interest income after provision for credit losses FTE(1)	86,598	88,227	74,651	359,755	235,618
Non-interest income:
Service charges	4,831	4,849	4,365	18,225	16,357
Bank card fees	4,915	4,993	4,954	19,636	18,299
Mortgage banking income	2,020	4,688	2,686	13,634	23,774
Other non-interest income	4,298	4,835	2,133	12,422	8,882
Total non-interest income	16,064	19,365	14,138	63,917	67,312
Non-interest expense:
Salaries and benefits	34,470	35,027	36,319	137,701	124,971
Occupancy and equipment	10,186	9,167	10,409	37,552	31,496
Professional fees	2,513	2,215	6,308	10,464	14,418
Data processing	2,853	3,546	4,924	13,110	12,657
Other non-interest expense	10,065	8,640	8,339	35,758	25,354
Other intangible assets amortization	2,008	2,008	1,363	7,386	2,338
Total non-interest expense	62,095	60,603	67,662	241,971	211,234

Income before income taxes FTE(1)	40,567	46,989	21,127	181,701	91,696
Taxable equivalent adjustment	1,667	1,575	1,454	6,099	5,512
Income before income taxes	38,900	45,414	19,673	175,602	86,184
Income tax expense	5,779	9,327	2,952	33,554	14,910
Net income	$33,121	$36,087	$16,721	$142,048	$71,274
Earnings per share - basic	$0.87	$0.95	$0.44	$3.74	$2.20
Earnings per share - diluted	0.87	0.94	0.44	3.72	2.18

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$190,826	$291,291	$195,505
Investment securities available-for-sale	628,829	620,445	706,289
Investment securities held-to-maturity	585,052	600,501	651,527
Non-marketable securities	90,477	87,817	89,049
Loans	7,698,758	7,478,438	7,220,469
Allowance for credit losses	(97,947)	(93,446)	(89,553)
Loans, net	7,600,811	7,384,992	7,130,916
Loans held for sale	18,854	19,048	22,767
Other real estate owned	4,088	3,416	3,731
Premises and equipment, net	162,733	153,553	136,111
Goodwill	306,043	306,043	279,132
Intangible assets, net	66,025	68,283	59,887
Other assets	297,326	330,894	298,329
Total assets	$9,951,064	$9,866,283	$9,573,243
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,361,367	$2,483,174	$3,134,716
Interest bearing demand deposits	1,480,042	1,358,445	913,852
Savings and money market	3,367,012	3,314,895	2,950,658
Total transaction deposits	7,208,421	7,156,514	6,999,226
Time deposits	981,970	992,494	873,400
Total deposits	8,190,391	8,149,008	7,872,626
Securities sold under agreements to repurchase	19,627	20,273	20,214
Long-term debt	54,200	54,123	53,890
Federal Home Loan Bank advances	340,000	316,770	385,000
Other liabilities	134,039	162,524	149,311
Total liabilities	8,738,257	8,702,698	8,481,041
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,162,269	1,160,706	1,159,508
Retained earnings	433,126	410,243	330,721
Treasury stock	(306,702)	(307,026)	(310,338)
Accumulated other comprehensive loss, net of tax	(76,401)	(100,853)	(88,204)
Total shareholders' equity	1,212,807	1,163,585	1,092,202
Total liabilities and shareholders' equity	$9,951,064	$9,866,283	$9,573,243
SHARE DATA
Average basic shares outstanding	38,013,791	37,990,659	37,762,853
Average diluted shares outstanding	38,162,538	38,134,338	38,100,155
Ending shares outstanding	37,784,851	37,739,776	37,608,519
Common book value per share	$32.10	$30.83	$29.04
Tangible common book value per share(1) (non-GAAP)	22.77	21.43	20.63
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	24.79	24.10	22.98
CAPITAL RATIOS
Average equity to average assets	11.97%	11.93%	11.47%
Tangible common equity to tangible assets(1)	8.96%	8.50%	8.38%
Tier 1 leverage ratio	9.74%	9.56%	9.29%
Common equity tier 1 risk-based capital ratio	11.89%	11.61%	10.54%
Tier 1 risk-based capital ratio	11.89%	11.61%	10.54%
Total risk-based capital ratio	13.80%	13.49%	12.29%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2023		December 31, 2023
			vs. September 30, 2023		vs. December 31, 2022
	December 31, 2023	September 30, 2023	% Change	December 31, 2022	% Change
Originated:
Commercial:
Commercial and industrial	$1,825,425	$1,784,188	2.3%	$1,841,313	(0.9)%
Municipal and non-profit	1,083,457	1,012,967	7.0%	959,305	12.9%
Owner-occupied commercial real estate	879,686	827,679	6.3%	656,361	34.0%
Food and agribusiness	265,902	258,609	2.8%	284,714	(6.6)%
Total commercial	4,054,470	3,883,443	4.4%	3,741,693	8.4%
Commercial real estate non-owner occupied	1,071,529	1,026,133	4.4%	841,657	27.3%
Residential real estate	919,139	897,804	2.4%	827,030	11.1%
Consumer	16,686	16,700	(0.1)%	16,986	(1.8)%
Total originated	6,061,824	5,824,080	4.1%	5,427,366	11.7%

Acquired:
Commercial:
Commercial and industrial	141,484	156,012	(9.3)%	183,522	(22.9)%
Municipal and non-profit	299	305	(2.0)%	321	(6.9)%
Owner-occupied commercial real estate	244,087	247,701	(1.5)%	256,979	(5.0)%
Food and agribusiness	58,695	61,551	(4.6)%	69,265	(15.3)%
Total commercial	444,565	465,569	(4.5)%	510,087	(12.8)%
Commercial real estate non-owner occupied	785,221	787,926	(0.3)%	854,393	(8.1)%
Residential real estate	404,648	398,187	1.6%	424,251	(4.6)%
Consumer	2,500	2,676	(6.6)%	4,372	(42.8)%
Total acquired	1,636,934	1,654,358	(1.1)%	1,793,103	(8.7)%
Total loans	$7,698,758	$7,478,438	2.9%	$7,220,469	6.6%

Loan Fundings(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2023	2023	2023	2023	2022
Commercial:
Commercial and industrial	$135,954	$89,297	$111,717	$107,013	$177,693
Municipal and non-profit	79,650	18,657	39,331	22,526	20,393
Owner occupied commercial real estate	75,631	67,322	62,649	33,912	40,912
Food and agribusiness	10,646	16,191	6,017	(6,564)	28,518
Total commercial	301,881	191,467	219,714	156,887	267,516
Commercial real estate non-owner occupied	107,738	88,434	99,984	185,875	133,271
Residential real estate	48,925	42,514	40,814	49,406	95,067
Consumer	1,849	1,689	1,777	1,717	1,396
Total	$460,393	$324,104	$362,289	$393,885	$497,250

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $16,954, ($12,877), $13,766, ($7,096) and $96,903 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,985,610	$102,504	6.79%	$5,803,157	$92,813	6.35%	$5,269,227	$70,536	5.31%
Acquired loans	1,646,696	25,407	6.12%	1,671,595	26,115	6.20%	1,790,476	26,508	5.87%
Loans held for sale	16,599	321	7.67%	22,154	383	6.86%	24,381	375	6.10%
Investment securities available-for-sale	739,471	3,715	2.01%	761,892	3,783	1.99%	841,762	4,187	1.99%
Investment securities held-to-maturity	594,149	2,596	1.75%	611,712	2,685	1.76%	661,992	2,818	1.70%
Other securities	40,355	741	7.34%	39,115	701	7.17%	26,203	402	6.14%
Interest earning deposits	125,097	1,086	3.44%	130,239	1,205	3.67%	115,441	586	2.01%
Total interest earning assets FTE(2)	$9,147,977	$136,370	5.91%	$9,039,864	$127,685	5.60%	$8,729,482	$105,412	4.79%
Cash and due from banks	$105,323			$104,308			$126,107
Other assets	730,220			737,568			673,679
Allowance for credit losses	(94,466)			(92,831)			(85,638)
Total assets	$9,889,054			$9,788,909			$9,443,630
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,751,563	$32,887	2.75%	$4,535,183	$27,211	2.38%	$3,946,573	$4,587	0.46%
Time deposits	986,513	6,876	2.77%	992,755	6,212	2.48%	892,122	2,048	0.91%
Securities sold under agreements to repurchase	17,812	5	0.11%	19,288	6	0.12%	18,515	23	0.49%
Long-term debt	54,151	518	3.80%	54,074	519	3.81%	53,530	539	3.99%
Federal Home Loan Bank advances	348,775	4,916	5.59%	316,723	4,385	5.49%	162,146	1,695	4.15%
Total interest bearing liabilities	$6,158,814	$45,202	2.91%	$5,918,023	$38,333	2.57%	$5,072,886	$8,892	0.70%
Demand deposits	$2,390,457			$2,553,619			$3,142,296
Other liabilities	155,619			149,068			145,608
Total liabilities	8,704,890			8,620,710			8,360,790
Shareholders' equity	1,184,164			1,168,199			1,082,840
Total liabilities and shareholders' equity	$9,889,054			$9,788,909			$9,443,630
Net interest income FTE(2)		$91,168			$89,352			$96,520
Interest rate spread FTE(2)			3.00%			3.03%			4.09%
Net interest earning assets	$2,989,163			$3,121,841			$3,656,596
Net interest margin FTE(2)			3.95%			3.92%			4.39%
Average transaction deposits	$7,142,020			$7,088,802			$7,088,869
Average total deposits	8,128,533			8,081,557			7,980,991
Ratio of average interest earning assets to average interest bearing liabilities	148.53%			152.75%			172.08%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,667, $1,575 and $1,454 for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2023			For the year ended December 31, 2022
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,739,310	$361,032	6.29%	$4,767,713	$218,561	4.58%
Acquired loans	1,700,419	104,933	6.17%	594,222	40,060	6.74%
Loans held for sale	21,756	1,510	6.94%	58,788	2,563	4.36%
Investment securities available-for-sale	774,337	15,370	1.98%	839,872	15,091	1.80%
Investment securities held-to-maturity	620,595	10,960	1.77%	604,423	9,109	1.51%
Other securities	44,936	3,254	7.24%	17,598	1,034	5.88%
Interest earning deposits	121,758	4,455	3.66%	426,137	3,782	0.89%
Total interest earning assets FTE(2)	$9,023,111	$501,514	5.56%	$7,308,753	$290,200	3.97%
Cash and due from banks	$109,496			$90,657
Other assets	725,797			490,206
Allowance for credit losses	(91,956)			(59,824)
Total assets	$9,766,448			$7,829,792
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,337,231	$87,957	2.03%	$3,235,834	$9,347	0.29%
Time deposits	970,983	21,421	2.21%	826,293	5,249	0.64%
Securities sold under agreements to repurchase	19,346	22	0.11%	21,298	43	0.20%
Long-term debt	54,036	2,073	3.84%	43,048	1,519	3.53%
Federal Home Loan Bank advances	423,783	21,991	5.19%	40,870	1,695	4.15%
Total interest bearing liabilities	$5,805,379	$133,464	2.30%	$4,167,343	$17,853	0.43%
Demand deposits	$2,660,525			$2,652,561
Other liabilities	144,767			105,507
Total liabilities	8,610,671			6,925,411
Shareholders' equity	1,155,777			904,381
Total liabilities and shareholders' equity	$9,766,448			$7,829,792
Net interest income FTE(2)		$368,050			$272,347
Interest rate spread FTE(2)			3.26%			3.54%
Net interest earning assets	$3,217,732			$3,141,410
Net interest margin FTE(2)			4.08%			3.73%
Average transaction deposits	$6,997,756			$5,888,395
Average total deposits	7,968,739			6,714,688
Ratio of average interest earning assets to average interest bearing liabilities	155.43%			175.38%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $6,099 and $5,512 for the years ended December 31, 2023 and December 31, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2023	September 30, 2023	December 31, 2022
Beginning allowance for credit losses	$93,446	$92,581	$65,623
Day 1 CECL provision expense	—	—	16,027
PCD allowance for credit loss at acquisition	—	—	3,764
Charge-offs	(357)	(540)	(849)
Recoveries	58	280	129
Provision expense for credit losses	4,800	1,125	4,859
Ending allowance for credit losses ("ACL")	$97,947	$93,446	$89,553
Ratio of annualized net charge-offs to average total loans during the period	0.02%	0.01%	0.04%
Ratio of ACL to total loans outstanding at period end	1.27%	1.25%	1.24%
Ratio of ACL to total non-performing loans at period end	346.99%	281.36%	542.35%
Total loans	$7,698,758	$7,478,438	$7,220,469
Average total loans during the period	7,594,725	7,443,869	7,029,021
Total non-performing loans	28,228	33,212	16,512

Past Due and Non-accrual Loans

	December 31, 2023	September 30, 2023	December 31, 2022
Loans 30-89 days past due and still accruing interest	$12,232	$8,144	$2,986
Loans 90 days past due and still accruing interest	591	154	95
Non-accrual loans	28,228	33,212	16,512
Total past due and non-accrual loans	$41,051	$41,510	$19,593
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.37%	0.45%	0.23%

Asset Quality Data

	December 31, 2023	September 30, 2023	December 31, 2022
Non-performing loans	$28,228	$33,212	$16,512
OREO	4,088	3,416	3,731
Total non-performing assets	$32,316	$36,628	$20,243
Accruing modified loans	$15,148	$6,059	$4,654
Total non-performing loans to total loans	0.37%	0.44%	0.23%
Total non-performing assets to total loans and OREO	0.42%	0.49%	0.28%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Return on average assets	1.33%	1.46%	0.70%	1.45%	0.91%
Return on average tangible assets(2)	1.44%	1.58%	0.77%	1.57%	0.95%
Return on average tangible assets, adjusted(2)	1.44%	1.58%	1.55%	1.57%	1.32%
Return on average equity	11.10%	12.26%	6.13%	12.29%	7.88%
Return on average tangible common equity(2)	16.56%	18.38%	9.17%	18.23%	9.91%
Return on average tangible common equity, adjusted(2)	16.56%	18.38%	18.37%	18.23%	13.75%
Loan to deposit ratio (end of period)	94.00%	91.77%	91.72%	94.00%	91.72%
Non-interest bearing deposits to total deposits (end of period)	28.83%	30.47%	39.82%	28.83%	39.82%
Net interest margin(3)	3.88%	3.85%	4.32%	4.01%	3.65%
Net interest margin FTE(2)(3)	3.95%	3.92%	4.39%	4.08%	3.73%
Interest rate spread FTE(2)(4)	3.00%	3.03%	4.09%	3.26%	3.54%
Yield on earning assets(5)	5.84%	5.53%	4.72%	5.49%	3.90%
Yield on earning assets FTE(2)(5)	5.91%	5.60%	4.79%	5.56%	3.97%
Cost of interest bearing liabilities	2.91%	2.57%	0.70%	2.30%	0.43%
Cost of deposits	1.94%	1.64%	0.33%	1.37%	0.22%
Non-interest income to total revenue FTE(2)	14.98%	17.81%	12.78%	14.80%	19.82%
Non-interest expense to average assets	2.49%	2.46%	2.84%	2.48%	2.70%
Efficiency ratio	58.82%	56.56%	61.96%	56.82%	63.22%
Efficiency ratio excluding other intangible assets amortization FTE(2)	56.03%	53.90%	53.76%	54.31%	57.07%
Pre-provision net revenue	$43,470	$46,539	$41,542	$183,897	$122,913
Pre-provision net revenue FTE(2)	45,137	48,114	42,996	189,996	128,425
Pre-provision net revenue FTE, adjusted(2)	45,137	48,114	49,807	189,996	143,492

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.37%	0.44%	0.23%	0.37%	0.23%
Non-performing assets to total loans and OREO	0.42%	0.49%	0.28%	0.42%	0.28%
Allowance for credit losses to total loans	1.27%	1.25%	1.24%	1.27%	1.24%
Allowance for credit losses to non-performing loans	346.99%	281.36%	542.35%	346.99%	542.35%
Net charge-offs to average loans	0.02%	0.01%	0.04%	0.02%	0.03%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2023	September 30, 2023	December 31, 2022
Total shareholders' equity	$1,212,807	$1,163,585	$1,092,202
Less: goodwill and other intangible assets, net	(364,716)	(366,724)	(327,191)
Add: deferred tax liability related to goodwill	12,208	11,876	10,984
Tangible common equity (non-GAAP)	$860,299	$808,737	$775,995

Total assets	$9,951,064	$9,866,283	$9,573,243
Less: goodwill and other intangible assets, net	(364,716)	(366,724)	(327,191)
Add: deferred tax liability related to goodwill	12,208	11,876	10,984
Tangible assets (non-GAAP)	$9,598,556	$9,511,435	$9,257,036

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.19%	11.79%	11.41%
Less: impact of goodwill and other intangible assets, net	(3.23)%	(3.29)%	(3.03)%
Tangible common equity to tangible assets (non-GAAP)	8.96%	8.50%	8.38%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$860,299	$808,737	$775,995
Divided by: ending shares outstanding	37,784,851	37,739,776	37,608,519
Tangible common book value per share (non-GAAP)	$22.77	$21.43	$20.63

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$860,299	$808,737	$775,995
Accumulated other comprehensive loss, net of tax	76,401	100,853	88,204
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	936,700	909,590	864,199
Divided by: ending shares outstanding	37,784,851	37,739,776	37,608,519
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$24.79	$24.10	$22.98

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net income	$33,121	$36,087	$16,721	$142,048	$71,274
Add: impact of other intangible assets amortization expense, after tax	1,541	1,541	1,049	5,668	1,799
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$34,662	$37,628	$17,770	$147,716	$73,073

Net income excluding the impact of other intangible assets amortization expense, after tax	$34,662	$37,628	$17,770	$147,716	$73,073
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	—	—	17,825	—	28,303
Net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax (non-GAAP)(1)	$34,662	$37,628	$35,595	$147,716	$101,376

Average assets	$9,889,054	$9,788,909	$9,443,630	$9,766,448	$7,829,792
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(353,712)	(356,083)	(314,017)	(345,321)	(166,857)
Average tangible assets (non-GAAP)	$9,535,342	$9,432,826	$9,129,613	$9,421,127	$7,662,935

Average shareholders' equity	$1,184,164	$1,168,199	$1,082,840	$1,155,777	$904,381
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(353,712)	(356,083)	(314,017)	(345,321)	(166,857)
Average tangible common equity (non-GAAP)	$830,452	$812,116	$768,823	$810,456	$737,524

Return on average assets	1.33%	1.46%	0.70%	1.45%	0.91%
Return on average tangible assets (non-GAAP)	1.44%	1.58%	0.77%	1.57%	0.95%
Adjusted return on average tangible assets (non-GAAP)	1.44%	1.58%	1.55%	1.57%	1.32%
Return on average equity	11.10%	12.26%	6.13%	12.29%	7.88%
Return on average tangible common equity (non-GAAP)	16.56%	18.38%	9.17%	18.23%	9.91%
Adjusted return on average tangible common equity (non-GAAP)	16.56%	18.38%	18.37%	18.23%	13.75%

(1) Acquisition-related adjustments:
Provision expense adjustments:
CECL day 1 provision expense (non-GAAP)	$—	$—	$16,348	$—	$21,706
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	—	—	6,811	—	15,067
Acquisition-related adjustments before tax (non-GAAP)	—	—	23,159	—	36,773
Tax expense impact	—	—	(5,334)	—	(8,470)
Acquisition-related adjustments, after tax (non-GAAP)	$—	$—	$17,825	$—	$28,303

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Interest income	$134,703	$126,110	$103,958	$495,415	$284,688
Add: impact of taxable equivalent adjustment	1,667	1,575	1,454	6,099	5,512
Interest income FTE (non-GAAP)	$136,370	$127,685	$105,412	$501,514	$290,200

Net interest income	$89,501	$87,777	$95,066	$361,951	$266,835
Add: impact of taxable equivalent adjustment	1,667	1,575	1,454	6,099	5,512
Net interest income FTE (non-GAAP)	$91,168	$89,352	$96,520	$368,050	$272,347

Average earning assets	$9,147,977	$9,039,864	$8,729,482	$9,023,111	$7,308,753
Yield on earning assets	5.84%	5.53%	4.72%	5.49%	3.90%
Yield on earning assets FTE (non-GAAP)	5.91%	5.60%	4.79%	5.56%	3.97%
Net interest margin	3.88%	3.85%	4.32%	4.01%	3.65%
Net interest margin FTE (non-GAAP)	3.95%	3.92%	4.39%	4.08%	3.73%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net interest income	$89,501	$87,777	$95,066	$361,951	$266,835
Add: impact of taxable equivalent adjustment	1,667	1,575	1,454	6,099	5,512
Net interest income FTE (non-GAAP)	$91,168	$89,352	$96,520	$368,050	$272,347

Non-interest income	$16,064	$19,365	$14,138	$63,917	$67,312

Non-interest expense	$62,095	$60,603	$67,662	$241,971	$211,234
Less: other intangible assets amortization	(2,008)	(2,008)	(1,363)	(7,386)	(2,338)
Less: acquisition-related expenses (non-GAAP)	—	—	(6,811)	—	(15,067)
Non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses (non-GAAP)	$60,087	$58,595	$59,488	$234,585	$193,829

Non-interest expense	$62,095	$60,603	$67,662	$241,971	$211,234
Less: acquisition-related expenses (non-GAAP)	—	—	(6,811)	—	(15,067)
Non-interest expense, adjusted for acquisition-related expenses (non-GAAP)	$62,095	$60,603	$60,851	$241,971	$196,167

Efficiency ratio	58.82%	56.56%	61.96%	56.82%	63.22%
Efficiency ratio excluding other intangible assets amortization and acquisition-related expenses FTE (non-GAAP)	56.03%	53.90%	53.76%	54.31%	57.07%

Pre-provision net revenue (non-GAAP)	$43,470	$46,539	$41,542	$183,897	$122,913
Pre-provision net revenue, FTE (non-GAAP)	45,137	48,114	42,996	189,996	128,425
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	45,137	48,114	49,807	189,996	143,492

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Adjustments to net income:
Net income	$33,121	$36,087	$16,721	$142,048	$71,274
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	17,825	—	28,303
Adjusted net income (non-GAAP)	$33,121	$36,087	$34,546	$142,048	$99,577

Adjustments to earnings per share:
Earnings per share diluted	$0.87	$0.94	$0.44	$3.72	$2.18
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	0.47	—	0.87
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.87	$0.94	$0.91	$3.72	$3.05